                                                                 EXHIBIT 99

CAMERON ENTERPRISES, A LIMITED PARTNERSHIP (CELP) - OK
                  73-1267299

    CELP Ltd. Agency, Inc.
    100% - OK
    73-1369092

         North American
         Ins. Agency, Inc.
         (NAIA)
         91.5% - OK
         73-0687265

             Shade Works, LLC               Agar Ins. Agency, Inc.                 North American Ins.
             33.33% - OK                    95.4% - OK                             Agency of
             73-1475654                     73-0675989                             Colorado, Inc.
                                                                                   100% - CO
                                                                                   84-0599059

             N.A.I.A. of                    North American                         North American
             Louisiana, Inc.                Insurance Agency of                    Ins. Agency of
             100% - LA                      New Mexico, Inc.                       Tulsa, Inc.
             72-0761691                     100% - NM                              100% - OK
                                            85-0441542                             73-0778755

             North American                 N.A.I.A. Ins. Agency,
             Ltd. Agency, Inc.              Inc.
             100% - OK                      100% - OK
             73-1356772                     73-1527682

             National Ins.
             Marketers Agency,
             Inc.
             100% - OK
             73-1437538

    American Fidelity Corp.
    (AFC)
    94.0% - NV
    73-0966202

         Market Place Realty                American Mortgage                      Security General         Cimarron
         Corp. (MPRC)                       & Investment Co.                       Life Ins. Co.            Investment
         100% - OK                          (AMICO)                                (SGL) Co.,               Inc.
         73-1160212                         98.7% - OK                             100% - OK                100% - KS
                                            73-1232134                             73-0741925               48-0759023
                                                                                                            NAIC #68691

                                                  Holliday Mortgage Corp.
                                                  100% - OK
                                                  73-1284635

         Shade Works, LLC                   Concourse C, Inc.
         16.67% - OK                        100% - OK
         73-1475634                         73-1505641

         American Fidelity
         Property Co. (AFPC)
         100% - OK
         73-1290496

              Home Rentals, Inc.            Western Partners, L.L.C.
              100% - OK                     100% - OK
              73-1364226                    73-1544275

         American Fidelity
         Assurance Co.
         (AFA)
         100% - OK
         73-0714500
         NAIC #60410

              AF Apartments, Inc.           American Fidelity                      American Fidelity
              100% - OK                     Securities, Inc.                       Ltd. Agency, Inc.
              73-1512985                    (AFS)                                  (AFLA)
                                            100% - OK                              100% - OK
                                            73-0783902                             73-1352430

                                                                                          American
                                                                                          Fidelity
                                                                                          General
                                                                                          Agency, Inc.
                                                                                          (AFGA)
                                                                                          100% - OK
                                                                                          73-1352431

              Balliet's, L.L.C.             Apple Creek                            Senior Partners, LLC
              75% - OK                      Apartments, Inc.                       50% - OK
              73-1529608                    100% - OK                              73-1559624
                                            73-1408485

         ASC Holding, L.L.C.
         75% - OK
         73-1528120

              InvesTrust, N.A.              Asset Services Co.,
              100% - OK                     L.L.C.
              73-1546867                    100% - OK
                                            73-1547246

         American Fidelity
         International
         Holdings, Inc.
         100% - OK
         73-1421879

              American Fidelity             American Fidelity
              Care, LLC                     Offshore
              33% - OK                      Investments, Ltd.
              73-1424864                    100% - Bermuda
                                            NAIC #20400
                                            Reg. #EC20754

                                                 American Fidelity                 American Fidelity
                                                 (Cypress) Ltd.                    (China), Ltd.
                                                 99% - Republic of                 93% - Bermuda
                                                 Cypress

                                                     Soyuznik Insurance Co.
                                                     34% - Russian Federation
                                                                                                            Covenant
                                                 Mari El Development               Pacific World            Underwriters
                                                 Corporation Limited               Holdings, Ltd.           (Bermuda) Ltd.
                                                 51.3% - Republic of               55% - Labuan             33.33% - Bermuda
                                                 Cyprus
                                                 Reg. #7035



----------------------

Insurance Company

A Limited Partnership

No tax or registration numbers

NOTE: All of the above organizations are corporations that have the word Company, Inc., or Corp. The above organizations which have the letters L.L.C. or L.C. are limited liability companies.